PROSPECTUS and				PRICING SUPPLEMENT NO. 34
PROSPECTUS SUPPLEMENT, each		effective at 11:00 AM ET
Dated June 18, 1997			Dated September 16, 1998
CUSIP: 24422EKC2				Commission File No.: 333-10561
Filed pursuant to Rule 424(b)(3)

                        U.S. $912,850,000
JOHN DEERE CAPITAL CORPORATION

                     MEDIUM-TERM NOTES, SERIES C
    due from 9 Months to 30 Years from Date of Issue
                       (Floating Rate Notes)

Original Issue Date:				21 September 1998

Maturity Date:					21 September 2000

Principal Amount:					$100,000,000

Interest Rate Basis:				USD-LIBOR-Telerate

Index Maturity:					3 Month

Spread:						Plus 5 Basis Points

Initial Interest Determination Date:	22 September 1998

Day Count Convention:				Actual/360

Interest Reset Dates:			      21 Dec 1998, 22 Mar 1999,
21 Jun 1999, 21 Sep 1999,
21 Dec 1999, 21 Mar 2000,
21 Jun 2000, and 21 Sep 2000,
commencing on the date of issue.

Interest Determination Dates:			Two London Banking Days
preceding such Interest
Reset Dates

Interest Payment Dates:				21 Dec 1998, 22 Mar 1999,
21 Jun 1999, 21 Sep 1999,
21 Dec 1999, 21 Mar 2000,
21 Jun 2000, and 21 Sep 2000.

Redemption Provisions:				None

Plan of Distribution:				J.P. Morgan Securities Inc.
has purchased the Senior Notes
as principal at a purchase
price of 99.98117% of the
aggregate principal amount
of the Senior Notes.


J.P. Morgan Securities Inc.